                                                                     EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          PEI 1991 ACQUISITION, INC.
                          --------------------------
                        (Pursuant to Section 242 of the
                      Delaware General Corporation Laws)


     PEI 1991 Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     THAT, the name of the Corporation is PEI 1991 Acquisition, Inc. and that the date of filing of its original certificate of incorporation with the Secretary of State of Delaware was June 20, 1991;

     THAT, this amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law; and

     THAT, the Certificate of Incorporation of the Corporation is hereby amended by changing Article I thereof to read as herein set forth in full:

                                  "ARTICLE I

                                     Name
                                     ----

     The name of the corporation is Prestolite Electric Incorporated (the "Corporation")."
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     IN WITNESS WHEREOF, PEI 1991 ACQUISITION, INC. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Richard D. Paterson, its President and attested by Mark E. Bandeen, its Assistant Secretary this 16th day of October, 1991.

                                    PEI 1991 ACQUISITION, INC.



                                    By: /s/ Richard D. Paterson
                                        -----------------------
                                        Name: Richard D. Paterson
                                        Title: President

ATTEST:



/s/ Mark E. Bandeen
--------------------
Name: Mark E. Bandeen
Title: Assistant Secretary